UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

August 12, 2010

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3015 16th Street SW, Suite 100 Minot, ND 58701
(Address of principal executive offices, including zip code)

(701) 837-4738
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01.                      Entry Into a Material Definitive Agreement

and

ITEM 2.03.                      Creation of a Direct Material Financial Obligation

On August 12, 2010, IRET Properties, a North Dakota Limited Partnership (“IRET Properties”), a subsidiary of Investors Real Estate Trust (“IRET”), entered into a loan agreement with First International Bank &Trust, a North Dakota state bank (“Lender”), pursuant to which Lender has agreed to provide a revolving credit facility with a commitment amount at the time of close of $39 million.  At the discretion of the Lender, the total commitment available under the credit facility may be increased to $60 million.  First International Bank & Trust is owned by Stephen L. Stenehjem, a Trustee of IRET, and by members of his family.

IRET Properties advanced $10 million under the facility on August 13, 2010, and the Company expects to borrow additional amounts under the facility from time to time for general corporate purposes, to finance acquisitions, development and redevelopment projects, and tenant improvements and potentially to repay debt.  The facility is secured by mortgages on various properties owned by IRET Properties and its subsidiaries.  The initial term of the facility is three years, with interest-only payments due monthly based on the total amount of advances outstanding.  The facility may be prepaid at par at any time.

IRET Properties may add additional eligible real estate properties as collateral for the facility if it chooses to remove an existing property from the mortgage collateral. IRET Properties may also remove property as collateral for the facility without substituting additional collateral if the remaining property in the collateral pool satisfies the minimum collateral requirements in the loan documents.  Advances under the facility may not exceed 60% of the value of the properties provided as security.

The interest rate on borrowings under the facility is the Wall Street Journal Prime Rate +1%, with a floor of 5.65% and a cap of 8.65% during the initial term of the facility.

The facility includes covenants and restrictions regarding minimum debt-service ratios to be maintained in the aggregate and individually on properties in the collateral pool, and IRET Properties is also required to maintain minimum depository account(s) totaling $6 million with the Lender, of which $1.5 million is to be held in a non-interest bearing account.

The Lender has informed IRET Properties that as of August 13, 2010, participants in the credit facility and their respective commitment amounts are as follows:

First International Bank & Trust: $12,000,000 (The Lead Bank)
First Western Bank & Trust:  $12,000,000
The Bank of North Dakota: $12,000,000
United Community Bank of North Dakota: $2,000,000
American State Bank & Trust Company:  $1,000,000

The above description of the credit facility is a summary only and is qualified in its entirety by reference to the loan agreement.  A copy of the Loan Agreement, the terms of which are incorporated by reference herein, is attached as Exhibit 10.1 to this Current Report on Form 8-K.

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Forward-Looking Statements

Statements made in this Current Report on Form 8-K and in the attached press release may constitute “forward-looking statements” within the meaning of the federal securities laws.  Statements regarding future events and developments and the Company’s future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws.  All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.  Management believes that these forward-looking statements are reasonable; however, these statements are based on current expectations as of the date of such statements, and various factors could cause the Company’s actual results to differ materially from those described.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.  Following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in forward-looking statements:  the success of the Company’s business strategies; future local and national economic conditions, including changes in job growth, interest rates, the availability of mortgage and other financing and related factors; demand for commercial and multi-family residential space in the Company’s markets and the effect on occupancy and rates; the impact of competition on the Company’s business, including competition for tenants in the Company’s  properties; uncertainties associated with the Company’s real estate development activities, including actual costs exceeding the Company’s budgets or development periods exceeding expectations; and other risk factors included in the filings the Company makes from time to time with the Securities and Exchange Commission, including the risk factors under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2010.

ITEM 9.01                      Financial Statements and Exhibits

(d)	Exhibits

Exhibit
Number	Description

10.1*	Loan Agreement dated August 12, 2010.

99.1*	Press Release dated August 18, 2010

* filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

By: /s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer

Date: August 18, 2010

Exhibit Index

Exhibit
Number	Description

10.1*	Loan Agreement dated August 12, 2010.

99.1*	Press Release dated August 18, 2010

* filed herewith

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